Exhibit 4.1

                                 FORM OF OPTION

THE  SECURITIES  REPRESENTED BY THIS OPTION HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED, EXCEPT AS EXPLICITLY SET FORTH HEREIN.

Option No. Op-________                           Date of Issuance:  ____________


                          LIGHTPATH TECHNOLOGIES, INC.

                     OPTION TO PURCHASE CLASS A COMMON STOCK

                           VOID AFTER: _______________


     This certifies that, for value received, ____________________________ or any subsequent permitted holder hereof ("Holder"), is entitled, subject to the terms set forth below, to purchase from LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (the "Company"), _____________ ( ) shares (the "Option Shares") of Class A Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), as constituted on the date hereof (the "Issue Date"), subject to compliance with relevant federal and state securities and blue sky laws, upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto as ANNEX A duly executed, and simultaneous payment therefor in lawful money of the United States at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Option" as used herein shall include this Option and any options delivered in substitution or exchange therefor as provided herein.

     1. TERM OF OPTION; VESTING.

          (A) TERM. Subject to the terms and conditions set forth herein (including, without limitation, the vesting conditions set forth in Section 1(b) below), this Option shall be exercisable during the term (the "Term") commencing on the effective date of a registration statement filed by the Company with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of the issuance of the Option Shares upon exercise hereof (the "Option Effective Date"), and ending at 5:00 p.m., central time, on the date that is two (2) years following the effective date of the settlement agreement pursuant to which this Option is issued (the "Settlement Agreement Effective Date"), and shall be void thereafter.1

          (b) No Exercise Prior to Option Effective Date. This Option shall not be exercisable as to the Option Shares at any time prior to the Option Effective Date.

----------
(1) This Option is issued pursuant to that certain "ORDER AND FINAL JUDGMENT," entered on November 9, 2001, in "LIGHTPATH TECHNOLOGIES, INC., V. LEEBURG, ET AL.," C.A. No. 18021, commenced on May 2, 2000, in the Delaware Court of Chancery, New Castle County, modifying and approving that certain "STIPULATION OF SETTLEMENT," filed on November 17, 2000.

     2. EXERCISE PRICE. This Option will have an exercise price of ______ dollars ($___) per share of Class A Common Stock of the Company, which exercise price equals the average closing price of LightPath's Common Stock for the ten
(10) trading days immediately prior to the Settlement Agreement Effective Date (the "Exercise Price"). This Option must be exercised for the entire number of Option Shares covered by it; no partial exercise of this Option is permitted. The Company will not be required to honor attempts to exercise this Option in part. The Exercise Price is subject to adjustment only as provided in Section 10 hereof.

     3. EXERCISE OF OPTION.

          (A) EXERCISE MECHANICS. The purchase rights represented by this Option are exercisable by the Holder for no less than the entire number of Option Shares covered by this Option (with such number of Option Shares being subject to adjustment only as provided in Section 10 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Option and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the offices of both the Option Agent and the Company, as set forth in Section 6(b) herein (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in full of the Exercise Price for the Option Shares acquired, in cash, certified or bank funds or wire transfer of immediately available funds.

          (B) DATE OF EXERCISE. This Option shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and payment of the Exercise Price as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. Any provision herein to the contrary notwithstanding, no Option Shares shall be delivered hereunder until the registration statement filed with the Securities and Exchange Commission to register the issuance of the Option Shares hereunder shall have become effective and remain effective under the Securities Act of 1933, as amended, and a prospectus relating thereto shall have been delivered to the Holder.

          (C) COMPLIANCE WITH SECURITIES LAWS. The Option Shares shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS.

     4. REPLACEMENT OF OPTION. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, the Company shall execute and deliver, in lieu of this Option, a new option of like tenor and amount. At the request of the Company, the Holder shall provide the Company with an executed Lost Option Affidavit substantially in the form of ANNEX B attached hereto, each at the cost of the Holder, in order to provide reasonable protection to the Company concerning the replacement of this Option.

     5. RIGHTS OF STOCKHOLDERS. Subject to Sections 8 and 10 of this Option, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised as provided herein.

     6. LIMITATIONS ON TRANSFER OF OPTION.

          (A) OPTION REGISTER. The Company will maintain a register (the "Option Register") containing the names and addresses of the Holder or Holders. Any Holder of this Option or any portion thereof may change his, her or its address as shown on the Option Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Option Register as the absolute owner of this Option for all purposes, notwithstanding any notice to the contrary. The initial Holder of this Option hereby consents to the use of the following address for purposes of the Option
Register:

                                [HOLDER NAME]
                                [HOLDER ADDRESS]
                                [HOLDER ADDRESS]
                                Telephone: (  ) ___-____
                                Facsimile: (  ) ___-____

          (B) OPTION AGENT. Continental Stock Transfer and Trust Company is the Company's agent for the purpose of maintaining the Option Register referred to in Section 6(a) above, issuing the Option Shares, exchanging this Option and replacing this Option. Any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent as follows:

                                Continental Stock Transfer and Trust Company
                                2 Broadway, 19th Floor
                                New York, NY  10004
                                Phone: (212) 509-4000
                                Fax: (212) 509-5152

                                with copy to:

                                Donna Bogue
                                Chief Financial Officer
                                LightPath Technologies, Inc.
                                3819 Osuna, N.E.
                                Albuquerque, NM  87109

          (C) NON-TRANSFERABILITY OF OPTION. This Option may not be offered for sale, sold, hypothecated, assigned or otherwise transferred, except (i) by will or the laws of descent and distribution, (ii) under a domestic relations order in settlement of marital property rights, or (iii) to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary in a custodial account, trust or other arrangement by which the Holder retains the entire beneficial interest in the Option.

     7. RESERVATION OF STOCK. The Company covenants that during the Term this Option is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Option, PROVIDED, HOWEVER, the Company shall at all times reserve the right to issue treasury shares to the Holder upon the exercise hereof. The Company further covenants that all Option Shares, upon exercise of the rights represented by this Option and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein or liens resulting from the Holder's actions), will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights (whether statutory, contractual or otherwise). The Company agrees that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Option.

     8. NOTICES.

          (A) CERTIFICATE OF CHIEF FINANCIAL OFFICER. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to
Section 10 hereof, the Company shall, within thirty (30) days of the occurrence of the event which triggered such adjustment, issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Option. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Option.

          (B) NOTICE OF CERTAIN FUNDAMENTAL TRANSACTIONS. In case of:

               (i) any  Extraordinary  Transaction,  as that term is  defined in
Section 10(a) hereof;

               (ii) any reclassification of the capital stock of the Company, or

               (iii) any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company shall promptly send to the Option Agent and the Option Agent shall promptly send the Holders a notice (in such form as shall be furnished to the Option Agent by the Company) of such proposed action or offer, such notice to be mailed by the Option Agent to the Holders at their addresses as they appear in the Option Register, which shall specify the date such issuance or event is to take place and the date of participation therein by the Holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Option and the Exercise Price after giving effect to any adjustment, if any, which will be required as a result of such action. Any such notice shall be given by the Company at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the Holders of Common Stock, whichever shall be the earlier.

          (C) DEEMED RECEIPT. All such notices, advices and communications shall be deemed to have been received by the Holder (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the fifth business day following the date of such mailing.

     9. AMENDMENTS. This Option may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Option as the Company and the Option Agent may deem necessary or desirable; provided, however, that the Company determines, and the Option Agent may rely on such determination, that such action shall not affect adversely the rights of the Holders. Any amendment or supplement to this Option that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Options. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Option Shares purchasable upon exercise of Options would be decreased (other than pursuant to the adjustments provided in Section 10 hereof).

          (A) NO WAIVER. No waivers of, or exceptions to, any term, condition or provision of this Option, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     10. ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          (A) MERGER, SALE OF ASSETS, ETC. If at any time while this Option is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, (each an "Extraordinary Transaction"), the Options shall terminate on the effective date of such Extraordinary Transaction, unless provision is made in such transaction in the sole discretion of the parties thereto for the assumption of the Options or the substitution for the Options of new options of the successor person or entity or a parent or subsidiary thereof, with such adjustment as the number and kinds of shares and the per share exercise price as shall be necessary to provide Holders of the options upon exercise thereof with the kind and amount of securities, cash or other assets that such Holder (net of Exercise Price) would have owned immediately after the Extraordinary Transaction if such Holder had exercised the Option immediately before the effective date of the Extraordinary Transaction. In the event of any transaction which will result in such termination, the Company shall give to the Option Agent written notice thereof. Until the earlier to occur of such effective date or record date, the Holders of Options may exercise the Options in accordance with their terms, but after such effective date or record date, as the case may be, Holders of Options may not exercise the Options unless they are assumed or substituted by the successor as provided above.

          (B) RECLASSIFICATION, ETC. If the Company, at any time while this Option remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Option exist into the same or a different number of securities of any other class or classes, this Option shall thereafter represent the right to acquire

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
such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Option immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10 and subject, further, to the requirement that no such adjustment shall reduce the Exercise Price to an amount less than the per-share par value of the Option Shares.

          (C) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Option remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Option exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination; PROVIDED, HOWEVER, that no such decrease shall reduce the Exercise Price to an amount less than the per-share par value of the Option Shares.

          (D) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Option, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Option exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Option shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Option, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Option on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
Section 10.

          (E) NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Option against impairment. The Company hereby agrees that in order to effectuate the purposes and intent of this Agreement, it will not increase the par value of the Common Stock prior to the Termination Date without the prior written consent of the Holder.

     11. MISCELLANEOUS.

          (A) NOTICES. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid (unless specified otherwise herein), at the address contained in the Option Register.

          (B) GOVERNING LAW. This Option shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware, other than conflicts of laws principles thereof.

          (C) HEADINGS. The headings in this Option are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

          (D) SEVERABILITY AND CONFLICTS. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, LightPath Technologies, Inc. has caused this Option to be executed by its officer thereunto duly authorized.


Dated:  ________________________





LIGHTPATH TECHNOLOGIES, INC.
By:
   --------------------------------
Name:    Donna Bogue
Title:   Chief Financial Officer


Address:

LightPath Technologies, Inc.
3819 Osuna, N.E.
Albuquerque, NM  87109



ANNEXES

Annex A - Notice of Exercise
Annex B - Affidavit of Loss

                                     ANNEX A

                               NOTICE OF EXERCISE


To:      LIGHTPATH TECHNOLOGIES, INC.
         3819 Osuna, N.E.
         Albuquerque, NM  87109

     (1) The undersigned hereby elects to purchase _________ shares of Common Stock of LIGHTPATH TECHNOLOGIES, INC., pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price for such shares in full as follows:

                          ___________________________

                          ___________________________

                          ___________________________


     (2) In exercising this Option, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                        ________________________________________
                                        (Name)

                                        ________________________________________
                                        (Name)

                                     ANNEX B
                            FORM OF AFFIDAVIT OF LOSS

STATE OF                 )
                         ) ss:
COUNTY OF                )

         The undersigned (hereinafter "Deponent"), being duly sworn, deposes and says that:

          1. Deponent is an adult whose mailing address is:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

          2. Deponent is the recipient of an Option (the "Option") from LightPath Technologies, Inc. (the "Company"), dated ____________ __, 2001 for the purchase of up to __________ shares of Common Stock, par value $.01 per share, of the Company, at an exercise price of $________ per share.

          3. The Option has been lost, stolen, destroyed or misplaced, under the following circumstances:








          4. The Option was not endorsed.

          5. Deponent has made a diligent search for the Option, and has been unable to find or recover same, and Deponent was the unconditional owner of the Option at the time of loss, and is entitled to the full and exclusive possession thereof; that neither the Option nor the rights of Deponent therein have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of, in any manner whatsoever, and that no person, firm or corporation other than the Deponent has any right, title, claim, equity or interest in, to, or respecting the Option.

          6. Deponent makes this Affidavit for the purpose of requesting and inducing the Company and its agents to issue a new option in substitution for the Option.

          7. If the Option should ever come into the hands, custody or power of the Deponent or the Deponent's representatives, agents or assigns, the Deponent will immediately and without consideration surrender the Option to the Company, its representatives, agents or assigns, its transfer agents or subscription agents for cancellation.

          8. The Deponent hereby indemnifies and holds harmless the Company from any claim or demand for payment or reimbursement of any party arising in connection with the subject matter of this Affidavit.

Signed, sealed and dated:  _________________________





                                        ________________________________________
                                        Deponent




Sworn to and subscribed before me this

____ day of _________________, _________





________________________________________
Notary Public